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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 10, 1995, appearing on page 19 of Crown Cork & Seal Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the references to us under the heading "Experts" in such Prospectus.






/s/ Price Waterhouse LLP
Philadelphia, PA
November 10, 1995